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                                                                     EXHIBIT 3.4

                               FORM OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                DEVX ENERGY, INC.


         DevX Energy, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendment set forth below to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with Section 242
(a)(3) of the Delaware General Corporation Law, as amended:

         2. Paragraph (a) of Article Fifth of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "FIFTH:  Description and Authorization of Stock.

         (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, which shall consist of (i) one hundred million (100,000,000) shares of common stock, par value ($0.234) per share (the "Common Stock") and (ii) fifty million (50,000,000) shares of preferred stock, par value ($.01) per share (the "Preferred Stock"). Simultaneously with the effective date of this amendment (the "Effective Date"), each 156 shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, par value ($0.234) per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. The Corporation shall issue to each stockholder of the Corporation otherwise entitled to receive a fractional share of common stock, cash in an amount equal to the product obtained by multiplying the fraction by the last bid price for the common stock on the OTC Bulletin Board on the date that this amendment is filed with the Secretary of State of the State of Delaware in lieu of a fractional share of common stock. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for


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exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."


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         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation does execute this Certificate of Amendment, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of September, 2000


                                                  DEVX ENERGY, INC.



                                                  By:
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------


ATTEST:

By:
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   Name:
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   Title:
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